Exhibit 10.45

SECOND LOAN AMENDMENT

This Second Loan Amendment (“Second Amendment”) dated April 28, 2021 to the Loan Amendment, dated May 21, 2020 (the “Loan Amendment”) between Blue Star Foods Corp., a Delaware corporation (the “Company”) and Kenar Overseas Corp., a company registered in Panama (“Kenar”).

WHEREAS, the parties hereto are parties to the Loan Amendment; and

WHEREAS, the parties hereto desire to amend the Loan Amendment to extend the maturity date thereof.

NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the parties hereto agree as follows:

1.	The first sentence of Section 1 - Maturity Date shall be deleted and replaced with: The outstanding principal of $872,500 and all accrued interest thereon shall be due and payable on May 31, 2021 (the “Maturity Date”).

2.	Except to the extent specifically amended hereby, all of the provisions of the Loan Amendment are hereby ratified and affirmed and shall continue in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Second Amendment as of the date first written above.

BLUE STAR FOODS CORP.

By:	/s/ John Keeler
Name:	John Keeler
Title:	Executive Chairman and CEO

KENAR OVERSEAS CORP.

By:	/s/ Marcos Herian
Name:	Marcos Herian
Title:	President and Director